UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 14, 2009

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9244 Balboa Avenue

San Diego, California 92123

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Effective July 14, 2009, Mr. Alain Riedo, the Company’s Senior Vice President and General Manager of Maxwell’s Swiss subsidiary, Maxwell Technologies, S.A., entered into a Termination Agreement with the Company whereby Mr. Riedo’s employment will terminate on October 31, 2009.

The Termination Agreement provides that Mr. Riedo will receive a pro-rated portion of his 2009 bonus, to the extent any bonus is payable in accordance with applicable bonus provisions, as well as an additional payment of approximately $310,000 in one lump sum, less applicable withholdings. Additionally, the exercise period for Mr. Riedo’s stock options, as well as the vesting period during which up to 11,084 shares of restricted stock currently held by Mr. Riedo may vest if certain performance milestones are met, will be extended to October 31, 2010. The agreement also contains certain covenants, releases and other customary terms and conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David J. Schramm
David J. Schramm
Chief Executive Officer

Date: July 20, 2009